Exhibit 99.2
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

X
CATHERINE RUBERY, Derivatively on
Behalf of E*TRADE FINANCIAL
CORPORATION,

Plaintiff,

vs.

MITCHELL H. CAPLAN, ROBERT J.
SIMMONS, R. JARRETT LILIEN, DENNIS
E. WEBB, MICHAEL K. PARKS, LEWIS E.
RANDALL, DONNA L. WEAVER,
STEPHEN H. WILLARD, RONALD D.
FISHER, C. CATHLEEN RAFFAELI,
GEORGE A. HAYTER, and DARYL G. BREWSTER,

Defendants,

-and-

E*TRADE FINANCIAL CORPORATION,
a Delaware corporation,

Nominal Defendant.
Civil Action No. 07 Civ. 8612 (JPO) Electronically Filed
x

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF ACTION

TO:	ALL OWNERS OF E*TRADE FINANCIAL CORPORATION ("E*TRADE" OR THE "COMPANY") COMMON STOCK AS OF OCTOBER 2, 2012 WHO CONTINUE TO HOLD SUCH SHARES ("CURRENT E*TRADE SHAREHOLDERS")

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.

YOU ARE HEREBY NOTIFIED that the Parties to the above-captioned shareholder derivative action have entered into a Stipulation of Settlement dated October 2, 2012 (the "Stipulation") to resolve the claims raised by the Action.

This notice (the "Notice") is being provided pursuant to an Order of the United States District Court for the Southern District of New York (the "Court").  Please be advised that pursuant to an Order of the Court, a hearing (the "Settlement Hearing") will be held on September 13, 2013 at 10:00 a.m. at 40 Foley Square, Courtroom 706, before the Honorable J. Paul Oetken for the purpose of determining: (a) whether the settlement of the Action by way of the adoption of certain corporate governance provisions (as set forth in more detail in the Stipulation on file with the Court) should be finally approved by the Court as fair, reasonable, and adequate to E*TRADE and Current E*TRADE Shareholders; (b) whether the Action should be dismissed with prejudice; and (c) how much to compensate and reimburse Plaintiffs' Counsel for their efforts in the Action in connection with the litigation.  Plaintiffs and Plaintiffs' Counsel intend to petition the Court for no more than $6,800,000 in attorney fees and $150,000 in reimbursement of expenses.

The Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.  As detailed below, the Parties believe that the proposed Settlement provides substantial benefits to the Company, and is in the best interests of the Company and its shareholders.  For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation may be viewed on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices and E*TRADE at https://us.etrade.com.  The Stipulation may also be inspected at the Office of the Clerk of the United States District Court for the Southern District of New York located at 500 Pearl Street, New York, New York 10007, during regular business hours of each business day.

You may have the right to object to the Settlement, including to the amount of attorneys' fees and unreimbursed expenses that should be awarded to Plaintiffs' Counsel, in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the release of claims to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency of Settlement of the Action and your rights as an E*TRADE shareholder.

There Is No Claims Procedure. This Action was brought as a derivative action on behalf of and to protect the interests of E*TRADE and its shareholders.  This Action is not a class action and, as such, there is no claims procedure.  The Settlement of this Action will result in certain commitments and changes regarding the Company's corporate governance, not in payments to E*TRADE shareholders.  In a factually related securities class action captioned Freudenberg v. E*TRADE Financial Corporation, No. 07 Civ. 08538 (JPO) (MHD) (the "Securities Class Action"), the parties reached a settlement that created a fund in the amount of $79 million to provide payments, consistent with the court-approved claims administration procedure, to Persons (as that term is defined in the Securities Class Action settlement) who purchased or otherwise acquired E*TRADE securities between April 19, 2006 and November 9, 2007.

I.              THE ACTION

E*TRADE is a Delaware corporation that offers financial services to retail and institutional customers worldwide.

On October 4, 2007, two actions captioned, respectively, Rubery v. Caplan, et al., No. 07-CV-8612 and Clark v. Caplan, et al., No. 07-CV-8619 were filed on behalf of E*TRADE  in the United States District Court for the Southern District of New York.1  Plaintiffs each alleged that Defendants failed to disclose material adverse facts about the Company's business, prospects, and financial condition, including that the Company was experiencing material increases in mortgage delinquencies and that Defendants had failed properly to reserve and account for probable loan losses.  Plaintiffs further alleged that, as a result of improvident lending in violation of stated underwriting policies, the Company would incur significant asset write downs, charge-offs and losses and would be forced out of the wholesale mortgage business.

On January 8, 2008, the Court entered a stipulated order consolidating the two actions, appointing Robbins Arroyo LLP and the Law Offices of Thomas G. Amon as Co-Lead Counsel, and setting a schedule for filing a consolidated amended complaint and briefing any motions to dismiss.  The briefing schedule specified that Plaintiffs' consolidated amended complaint was to be filed sixty days after a ruling on a motion to dismiss in the factually related Securities Class Action.

On May 11, 2010, the Court entered an order denying Defendants' motion to dismiss the Securities Class Action.  On June 25, 2010, Defendants filed their Answer, denying substantially all material allegations.

On July 26, 2010, Plaintiffs filed a 369-paragraph Verified Consolidated Amended Shareholder Derivative Complaint (the "Complaint").  The Complaint asserted claims for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, breach of fiduciary duty, waste of corporate assets, unjust enrichment, and indemnification and contribution for costs of defense and satisfying judgment or settling the Securities Class Action.  Plaintiffs state that they undertook extensive independent research into the applicable Generally Accepted Accounting Principles ("GAAP"), economic, credit market and capital risk issues, and disclosure matters underlying their claims on behalf of E*TRADE.  The Complaint alleged that certain E*TRADE officers and directors breached their fiduciary duties to the Company by, inter alia, allegedly causing or allowing E*TRADE to: (i) shift E*TRADE's core business focus from its conservative and relatively low-risk securities brokerage to a far riskier business model dominated by retail mortgage lending and mortgage-backed securities investments without adequately controlling, mitigating and disclosing those risks; (ii) violate E*TRADE's stated lending policies by purchasing low credit quality loans from third party originators, including subprime loan originators; (iii) fail properly to reserve and account for probable loan losses under applicable GAAP rules; (iv) make misleading statements or omissions in its public filings and commentary to securities analysts concerning the origins of E*TRADE's mortgage loans and the likelihood of losses in the Company's mortgage lending business division; and (v) authorize and permit the expenditure of nearly $200 million dollars on repurchases of E*TRADE stock knowing or consciously disregarding the fact that the stock price was artificially inflated by misleading statements and omissions published on behalf of the Company.

1 In addition, on November 13, 2007, November 21, 2007, and December 3, 2007, respectively, three actions captioned Guiseppone v. Caplan, et al., Index No. 07-603736, Fosbre v. Caplan, et al., Index No. 07-603875, and Kallinen v. Caplan, et al., Index No. 07-603974, were filed in the Supreme Court of the State of New York, County of New York.  These three cases were consolidated on January 29, 2008 (the "State Action").  This consolidated action was voluntarily dismissed on February 4, 2011.  Counsel for the State Action plaintiffs appeared as additional counsel in the Action on March 18, 2011, March 22, 2011, and August 31, 2011.

After Plaintiffs filed the Complaint, the Parties conferred and determined that it would be in the best interests of the Company to stay the Action during the pendency of the factually related Securities Class Action, and for Plaintiffs to be provided all discovery produced in the related Securities Class Action contemporaneously with its production in that case.  On September 22, 2010, the Court entered an order consistent with the Parties' stipulation (the "September 22, 2010 Order") providing that Defendants would be required to answer, move, or otherwise respond to the Complaint within sixty days of the close of expert discovery in the Securities Class Action, and that, subject to the execution of a protective order, Defendants would provide Plaintiffs with copies of all documents, transcripts of all depositions, and copies of all written discovery responses generated in the Securities Class Action.

Pursuant to the September 22, 2010 Order, the Parties entered into a confidentiality stipulation on October 13, 2010.  Defendants began producing documents to Plaintiffs on October 18, 2010.  Between October 2010 and September 2011, Defendants produced more than 12 million pages of documents from nearly fifty different custodians.  In addition, Defendants produced several sets of responses to interrogatories.  Plaintiffs' Counsel state that they undertook a diligent review of the enormous document production and voluminous written discovery responses.  Plaintiffs' Counsel state that their document review and analysis included page-by-page review of the documents produced by ten key custodians Plaintiffs allege to have been directly involved in the alleged wrongdoing, and detailed analysis of documents generated by carefully crafted key word searches run against the entire database comprised of approximately 12 million documents.

Following substantial arm's-length negotiations, the Parties reached the Settlement that is the subject of this Notice.  On or about May 15, 2012, the Parties reached an agreement in principle on the terms and conditions of the proposed settlement (the "Settlement") reflected in the Stipulation and Exhibit A thereto.  Based upon the Action and the Settlement, E*TRADE has implemented and/or will maintain a comprehensive set of corporate governance and oversight reforms designed to address the wrongdoing alleged in Plaintiffs' Complaint for a period of not less than four years following final approval of the Settlement subject to certain limitations, as set forth in Exhibit A to the Stipulation.  Plaintiffs and E*TRADE agree that a settlement at this juncture on the terms and conditions set forth in the Stipulation is fair, reasonable, adequate and in the best interests of E*TRADE and its shareholders. The Board of Directors of E*TRADE, exercising its business judgment, has approved the Settlement and each of its terms as being in the best interests of E*TRADE and its shareholders.

II.             TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation.  The Stipulation has been filed with the Court and is also available for viewing on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices and E*TRADE at https://us.etrade.com.  The following is only a summary of its terms.

In connection with the Settlement, the Board has agreed to adopt, or to maintain where already implemented, the corporate governance reforms ("Corporate Governance Reforms") set forth in Exhibit A to the Stipulation within forty-five days from the entry of an order granting final approval of the Settlement.  The Corporate Governance Reforms included special procedures for enhanced Audit Committee oversight of disclosures, financial reporting and internal controls; Audit Committee oversight and disclosure obligations with respect to material risks arising from new business initiatives; enhanced Risk Oversight Committee duties and processes with respect to risk management activities and risk exposures; a more robust internal audit function; and enhanced Board oversight of stock repurchase authorizations and quarterly evaluations of authorized stock repurchase programs.  The Board will keep such measures in force and effect for a period of no less than four years, provided, however, that any such procedures may be altered or terminated subject to certain provisions set forth in Exhibit A to the Stipulation.

E*TRADE acknowledges and agrees that the Company's decision to adopt or maintain the Corporate Governance Reforms, including policy and procedural changes to the Audit Committee Charter, Governance Committee Charter, Risk Oversight Committee Charter, and Corporate Governance Guidelines implemented prior to the Settlement, was guided by and/or would not have been made but for the institution, prosecution, and settlement of the Action.
E*TRADE and the Individual Defendants further acknowledge and agree that the Corporate Governance Reforms confer substantial benefits upon E*TRADE and Current E*TRADE Shareholders by, among other things, improving decision-making processes and procedures and enhancing effective Board oversight of core operations, material risks, and disclosures.

III.           DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Action with prejudice.  The Settlement will not become effective until such dismissal has been entered and has become final and non-appealable (the "Effective Date").

Upon the Effective Date, Plaintiffs, E*TRADE, and its shareholders, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of a final judgment in the Action shall have—fully, finally, and forever released, waived, discharged, relinquished and dismissed any and all Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Released Claims against any Released Persons in any court or tribunal.  Released Claims means any and all claims, debts, demands, rights, liabilities, and causes of action of every nature and description whatsoever (including, but not limited to, any claims for damages, restitution, rescission, interest, attorneys' fees, expert or consulting fees, and any other costs, expenses or liability whatsoever), whether based on federal, state, local, statutory, or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or unliquidated, at law or in equity, matured or unmatured, including both known claims and Unknown Claims, whether or not concealed or hidden, that have been asserted in this Action by Plaintiffs against any of the Released Persons, or that arise from the same nexus of facts and could have been asserted in the Action or any other forum by Plaintiffs, E*TRADE, or any other E*TRADE shareholders derivatively on behalf of E*TRADE against any of the Released Persons which arise out of or relate to: (i) the allegations in the Action; or (ii) the Settlement, except for any claims to enforce the Settlement.

Further, upon the Effective Date, the Individual Defendants and each of the other Released Persons, on behalf of themselves, their heirs, executors, administrators, insurers, predecessors, successors, and assigns, shall be deemed to have—and by operation of a final judgment in the Action shall have—released, waived, discharged, and dismissed any and all Defendants' Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants' Released Claims against Plaintiffs, Plaintiffs' Counsel and E*TRADE in any court or tribunal.

IV.           PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the Action has merit.  Nonetheless, Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals.  Plaintiffs' Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.  Plaintiffs' Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions.  Plaintiffs' Counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon E*TRADE and its shareholders.  Based upon Plaintiffs' Counsel's evaluation, Plaintiffs have determined that the Settlement is in the best interests of E*TRADE and Current E*TRADE Shareholders and have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

V.            DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all claims alleged in the Action.  Individual Defendants deny that they have committed or intended to commit any wrongdoing or violations of law arising out of any of the conduct, statements, acts, or omissions alleged in the Action, and maintain that their conduct was at all times proper and in compliance with applicable provisions of law.  Each of the Individual Defendants further states that, at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of E*TRADE.  Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation.  The Individual Defendants recognize the uncertainty and the risk inherent in any litigation, especially complex cases such as this one, and the difficulties and substantial burdens, expense, and length of time that may be necessary to defend this proceeding through its conclusion.  The Individual Defendants and E*TRADE are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against any of the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

VI.           PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

Plaintiffs and Plaintiffs' Counsel intend to petition the Court for an award of fees and reimbursement of expenses in connection with the Action (the "Fee and Expense Application") of no more than $6,800,000 in compensation and $100,000 in reimbursement of expenses.  E*TRADE acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of E*TRADE and its shareholders.  All Parties agree that Plaintiffs are entitled to an award of reasonable attorneys' fees reflecting, among other factors, the benefits conferred by the Settlement and the risks undertaken in pursuing the Action, as well as compensation for reasonable expenses incurred in prosecuting the Action.  The Parties do not agree on the amount of attorneys' fees and expenses that should be awarded in the Action, however, and have agreed to present this matter to the Court for resolution.

The Fee and Expense Application shall be Plaintiffs' and/or Plaintiffs' Counsel's sole application for an award of fees or expenses in connection with this Action.  Final resolution by the Court of the Fee and Expense Application shall not be a precondition to the dismissal of the Action in accordance with this Stipulation, and the Parties agree that the Fee and Expense Application may be considered separately from the proposed Settlement.  Any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement of the Action set forth therein.  To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Action, nor have Plaintiffs' Counsel been reimbursed for their out-of-pocket litigation expenses.

VII.         THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

 YOU ARE NOT REQUIRED TO PARTICIPATE IN OR ATTEND THE SETTLEMENT HEARING, BUT MAY DO SO IF YOU WISH.  Any Current E*TRADE  Shareholder who continues to hold shares of E*TRADE common stock as of the date of the Settlement Hearing may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or as to how much to compensate and reimburse Plaintiffs' Counsel; provided that, however, unless otherwise ordered by the Court, no Current E*TRADE Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Application, unless that shareholder has, at least fourteen calendar days prior to the Settlement Hearing, filed with the Clerk of the Court, U.S. District Court, Southern District of New York, 500 Pearl Street, New York, NY 10007, a written objection to the Settlement or any of its terms, including the Fee and Expense Application, setting forth: (a) the nature of the objection; (b) proof of current ownership of E*TRADE common stock, including the number of shares of E*TRADE common stock held and the date of purchase; and (c) any documentation in support of such objection

If a Current E*TRADE Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements above, filed with the Clerk of the Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses  the shareholder intends to call at the Settlement Hearing and the subjects of their testimony.  If a Current E*TRADE Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

ROBBINS ARROYO LLP Attn: Craig W. Smith 600 B Street, Suite 1900 San Diego, CA 92101 Lead Counsel for Plaintiffs	DAVIS POLK & WARDWELL LLP Attn: Amelia T.R. Starr 450 Lexington Avenue New York, NY 10017 Counsel for E*TRADE and the Individual Defendants

Any Current E*TRADE Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the proposed Settlement as incorporated in the Stipulation, and/or the Fee and Expense Application, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

XI.           EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, the Settlement and the terms discussed in this Notice, the Stipulation may be viewed on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices and E*TRADE at https://us.etrade.com.

For more information concerning the Settlement, you may also call or write to: Robbins Arroyo LLP, c/o Craig W. Smith, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

PLEASE DO NOT TELEPHONE THE COURT OR E*TRADE
REGARDING THIS NOTICE.